As filed with the Securities and Exchange Commission on March 14, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CORIO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	959 Skyway Road, Suite 100 San Carlos, California 94070	77-0492528
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices)	(I.R.S. Employer Identification Number)

1998 Stock Plan

2000 Employee Stock Purchase Plan

George Kadifa

Chairman of the Board, President

and Chief Executive Officer

Corio, Inc.

959 Skyway Road, Suite 100

San Carlos, CA 94070

(650) 232-3000

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Douglas H. Collom, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

1998 Stock Plan Common Stock, $0.001 par value (options available for future grant)	3,390,986	$0.79(2)	$2,678,878.94	$216.72

2000 Employee Stock Purchase Plan Common Stock, $0.001 par value	1,412,910	$0.67(3)	$ 948,769.07	$ 76.76

Totals	4,803,896		$3,627,648.01	$293.48

(1)	For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals.
(2)	The exercise price of $0.79 per share is estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (“Securities Act”), solely for the purpose of computing the amount of the registration fee and is equal to the average of the high and low sales price of a share of Corio, Inc. Common Stock as reported by the Nasdaq National Market on March 12, 2003.
(3)	The exercise price of $0.67 per share is estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of computing the amount of the registration fee and is equal to 85% of $0.79, the average of the high and low sales price of a share of Corio, Inc. Common Stock as reported by the Nasdaq National Market on March 12, 2003.

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With respect to the Shares hereby registered under the 1998 Stock Option Plan and the 2000 Employee Stock Purchase Plan, the Registrant’s Registration Statement on Form S-8 as filed with the Commission on January 29, 2002 (File No. 333-81600) and Registration Statement on Form S-8 as filed with the Commission on September 15, 2000 (File No. 333-45948), collectively referred to as the “Prior Form S-8s”, are incorporated herein by reference. Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in the Prior Form S-8s.

The Company is registering 4,803,896 shares of its Common Stock under this Registration Statement, of which 3,390,986 shares are reserved for issuance under the Company’s 1998 Stock Option Plan and 1,412,910 shares are reserved for issuance under the Company’s 2000 Employee Stock Purchase Plan. Under the Prior Form S-8s, the Company previously registered 24,761,220 shares of its Common Stock for issuance under the 1998 Stock Option Plan and 3,608,841 shares of its Common Stock for issuance under the 2000 Employee Stock Purchase Plan.

* * * * * *

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PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.    Exhibits.

Exhibit Number		Description

5.1		Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to legality of securities being registered.

20.1	*	1998 Stock Plan, as amended.

20.2	*	2000 Employee Stock Purchase Plan, as amended.

23.1		Consent of KPMG LLP, Independent Auditors.

23.2		Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1).

24.1		Power of Attorney (see page II-3 attached hereto).

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-35402), as amended, declared effective by the Securities and Exchange Commission on July 26, 2000.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on this 14th day of March, 2003.

CORIO, INC.

By:	/s/ GEORGE KADIFA
George Kadifa
Chairman of the Board, President and Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Kadifa and Brett White and each one of them, acting individually and without the other, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE KADIFA George Kadifa	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer) and Director	March 14, 2003

/s/ BRETT WHITE Brett White	Chief Financial Officer (Principal Financial and Accounting Officer)	March 14, 2003

/s/ ANEEL BHUSRI Aneel Bhusri	Director	March 14, 2003

/s/ SHARON GARRETT Sharon Garrett	Director	March 14, 2003

/s/ GLENN W. MARSCHEL, JR. Glenn W. Marschel, Jr.	Director	March 14, 2003

/s/ GEORGE J. STILL, JR. George J. Still, Jr.	Director	March 14, 2003

/s/ TED SCHLEIN Ted Schlein	Director	March 14, 2003

/s/ ERNEST M. VON SIMSON Ernest M. von Simson	Director	March 14, 2003

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